UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2022

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, April V. Henry was appointed as a director of ATN International, Inc. (the “Company”). Ms. Henry is the Founder and Managing Partner of Hawkeye Digital, an internet marketing service. In addition, Ms. Henry is currently Executive Vice President of Corporate Development for Science Inc. and Science Strategic Acquisition Corp. Alpha (Nasdaq: SSAA). Prior to her current roles, Ms. Henry was the Co-Founder and Chief Revenue Officer of equell, Inc. from 2018-2019, a Senior Vice President of Business Development at NBC Universal, LLC from 2016-2018, and the Chief of Staff of Development and Vice President of Corporate Development of Yahoo, Inc. from 2011- 2015. Prior to that, Ms. Henry spent a number of years in the early part of her career with Morgan Stanley, and held positions with Index Ventures and News Corporation. Ms. Henry is on the Advisory Board of Evalla Advisors LLC and a special advisor to S4 Capital, PLC. Ms. Henry received her undergraduate degree in Political Science from Columbia University. The Company believes her technology expertise and experience, with both smaller and larger companies, will be invaluable as it looks to drive growth and increase shareholder value. She brings a growth orientation from her years sourcing and evaluating deals and strategic partnerships for major media companies.

Ms. Henry will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s proxy statement for the 2021 annual meeting of stockholders. Her annual cash retainer will be pro-rated for 2022 to reflect her expected term of service during the calendar year. Also pursuant to these arrangements, on March 14, 2022, Ms. Henry received an initial grant of 816 shares of the Company’s common stock.

There are no arrangements or understandings between Ms. Henry and any other person pursuant to which Ms. Henry was selected as a director. Ms. Henry was not appointed to any committee of the Board of Directors at the time of her election. Since the beginning of the Company’s last year, there have not been any transactions, or currently proposed transactions, or series of similar transactions, in which the Company was a party and in which Ms. Henry had a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure

On March 15, 2022, the Company issued a press release regarding Ms. Henry’s election as a director. A copy of the press release is furnished herewith as Exhibit 99.1, and hereby incorporated by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

99.1       Press Release of the Company, dated March 15, 2022.

104       Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: March 15, 2022

3